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                                                                    Exhibit 99.1

[iPASS LOGO]

FOR IMMEDIATE RELEASE

             iPASS REPORTS FOURTH QUARTER AND FULL YEAR 2003 RESULTS

                        - 2003 REVENUES UP 47% OVER 2002

                - FOURTH QUARTER REVENUES UP 37% OVER PRIOR YEAR

              - FOURTH QUARTER GAAP EPS $0.06; PRO FORMA EPS $0.08

REDWOOD SHORES, Calif., February 5, 2004 /PRNewswire-FirstCall/ -- iPass Inc. (Nasdaq: IPAS), a leading software-enabled virtual network operator providing policy-based secure enterprise connectivity services for mobile workers around the globe, today announced financial results for its fourth quarter ended December 31, 2003 and for its full year 2003.

Revenues for the fourth quarter ended December 31, 2003 were $37.5 million, representing a 37% increase over revenues of $27.4 million for the same period last year and a 7% increase over revenues of $35.0 million for the quarter ended September 30, 2003. Revenues for the full year 2003 were $136.1 million, representing a 47% increase over revenues of $92.8 million for the full year 2002.

"This is a strong quarter that closes an exceptional year for iPass," said Ken Denman, iPass Chairman and CEO. "Both the quarter and the year represent the achievement of record revenues, operating income and free cash flow. Our diverse set of customers, unmatched geographic presence, and best-of-breed secure connectivity solution all contributed to our success. Additionally, as indicators of our present success and future momentum, our roaming agreement with T-Mobile, an industry first, and our multi-faceted partnership with SAIC, a leading provider of information technology, systems integration and eSolutions to commercial and government customers, signify important strategic moves that position iPass for future growth in the areas of broadband footprint and customer acquisition, particularly as it relates to the government sector."

GAAP RESULTS: Operating income for the fourth quarter was $6.2 million, representing a 82% increase over operating income of $3.4 million for the same period last year. Net income, calculated on the basis of generally accepted accounting principles (GAAP), for the fourth quarter was $4.2 million, or $0.06 per diluted share, based on 66.8 million fully diluted shares outstanding, compared with $27.1 million, or $0.50 per diluted share, based on 53.9 million fully diluted shares outstanding, for the fourth quarter 2002. Net income for the fourth quarter 2002 included a one time $24.3 million tax benefit related to the recognition of certain deferred tax assets. There was no comparable benefit in 2003.

Operating income for the full year 2003 was $22.4 million, representing a 234% increase over operating income of $6.7 million for the full year 2002. Net income for the full year 2003 was $13.9 million, or $0.23 per diluted share, based on 60.6 million fully diluted shares outstanding, compared with $29.8 million, or $0.57 per diluted share, based on 51.9 million fully diluted shares outstanding, for the full year 2002. Net income for 2002 included the one time $24.3 million tax benefit. There was no comparable benefit in 2003.

PRO-FORMA RESULTS: The following numbers are pro forma and exclude non-cash amortization of stock-based compensation. Investors are encouraged to refer to the table that reconciles the company's GAAP results to its pro forma results in the back of this press release. Pro forma net income for the fourth quarter was $5.2 million, or $0.08 per diluted share, based on 66.8 million fully diluted shares outstanding, compared with $27.8 million, or $0.51 per diluted share, based

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on 53.9 million fully diluted shares outstanding, for the same period last year.
Pro forma net income for the full year 2003 was $18.0 million, or $0.30 per diluted share, based on 60.6 million fully diluted shares outstanding, compared with $32.5 million, or $0.63 per diluted share, based on 51.9 million fully diluted shares outstanding, for the full year 2002.

BUSINESS HIGHLIGHTS

Business highlights for the fourth quarter and full year 2003 included:

      - In 2003 the company added 50 more Forbes Global 2000 customers to bring its total to 202.

      - iPass entered a multifaceted agreement with SAIC, in which SAIC will become both a customer and reseller of iPass' global enterprise connectivity services. SAIC will deploy the iPass service to more than 20,000 employees around the world. SAIC will also resell the iPass service in conjunction with their own managed service offerings in the areas of VPN, personal firewall, anti-virus and authentication. SAIC's managed service offerings will address the business need of providing a ubiquitous yet highly secure method of accessing corporate information and systems.

      - The company reported that there were 447,000 distinct end users of its services in the month of December 2003 compared with 286,000 in December 2002 and 415,000 in September 2003.

      - The company ended the quarter with $139 million in cash, cash equivalents and short-term investments and no debt. This total compares to a balance of $132 million at the end of the September quarter. During the quarter, this balance increased by $7 million due principally to strong positive cash flow from operations.

      - iPass introduced its Endpoint Policy Management service. This new service helps the IT department stay out in front of threats to the corporate network caused by worms, viruses and other malicious agents, reducing the risk of lost productivity and network downtime. It ensures that access to the corporate network is only given to end users who are running up-to-date and properly configured security and operating system software and can force users to a secure web site where their software is automatically updated to bring them into compliance with enterprise policies.

      - iPass surpassed 5,000 broadband access points, including Wi-Fi hotspots in more than 3,600 business-oriented venues, in 30 countries.

      - iPass signed an agreement with T-Mobile, which will enable corporations to access the T-Mobile HotSpot network through the iPass virtual network. With more than 3,900 convenient locations, the T-Mobile HotSpot network is the largest public Wi-Fi network in the United States and includes a carrier-class wireless broadband network at airports, airline clubs and lounges of American Airlines, Delta Air Lines and United Airlines, Borders Books and Music, Kinko's and Starbucks coffeehouses. The company expects to have these hotspots deployed in the first quarter of 2004.

      - iPass signed an agreement with McDonald's where McDonald's will recommend that all of its Wi-Fi hotspots are certified iPass Enterprise-Ready. The Enterprise Ready

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            certification is required of all networks before they are integrated into the iPass Global Broadband Roaming footprint and includes testing for connection reliability, proper security mechanisms, and interoperability with leading enterprise VPN systems. This testing assures enterprise IT departments that their business travelers can connect with confidence to their corporate networks from McDonald's hotspot locations.

      - iPass significantly increased its international Wi-Fi footprint by signing international Wi-Fi roaming agreements with Swisscom Eurospot, ADP Telecom of France, NetNearU and China Telecom.

      - iPass introduced the iPass Wireless LAN Roaming Service. This new offering utilizes the functionality in iPassConnect(TM) and the flexibility of the iPass virtual network platform to enable seamless roaming between public hotspots, home broadband networks and the corporate campus.

COMPANY PROJECTIONS

The following statements are based on information available to iPass today, and the company does not assume any duty to update these numbers at any time during the quarter or thereafter. These statements are forward-looking and actual results may differ materially.

For the quarter ended March 31, 2004, the company projects revenue growth of approximately seven to eight percent over the December quarter. For the quarter ended March 31, 2004, the company projects fully diluted GAAP earnings per share to be in the range of $0.06 to $0.07. Fully diluted Pro Forma earnings per share, for the same period, are projected to be in the range of $0.07 to $0.08. The difference between projected fully diluted GAAP earnings per share and projected Pro Forma earnings per share of $0.01 is based on expected amortization of stock-based compensation of $800,000 for the first quarter of 2004, divided by an expected 67.1 million fully diluted shares outstanding, resulting in the $0.01 difference.

For the full year ended December 31, 2004, iPass projects revenue in the range of $180 to $190 million. For the full year ended December 31, 2004, fully diluted GAAP earnings per share are projected to be in the range of $0.32 to $0.34. Fully diluted Pro Forma earnings per share, for the same period, are projected to be in the range of $0.36 to $0.38. The difference between projected fully diluted GAAP earnings per share and projected Pro Forma earnings per share of $0.04 is based on expected amortization of stock-based compensation of $2.4 million for the full year 2004, divided by an expected 68.0 million fully diluted shares outstanding, resulting in the $0.04 difference.

CONFERENCE CALL

The company will host a public conference call today to discuss its financial results and outlook and current corporate developments at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time).

This call is being webcast by CCBN and can be accessed at iPass web site at: http://investor.ipass.com/phoenix.zhtml?c=91479&p=irol-Calendar. The webcast will be available until the company's next earnings call.

A taped replay of this call will be available for two weeks following the call. The dial-in numbers for the replay are 888.286.8010 (U.S. and Canada) and
617.801.6888 (International). The ID number for the call is: 59177994.

The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in

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CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents
(www.streetevents.com).

ABOUT iPASS INC.

iPass Inc. (Nasdaq: IPAS) is a software-enabled virtual network operator (VNO) that provides enterprise connectivity services permitting secure access to information and applications on corporate networks from over 150 countries around the world. iPass has built a global Internet network that comprises over 20,000 access points, including an iPass Global Broadband Roaming (GBR) footprint of over 5,000 broadband access points, including more than 3,600 Wi-Fi hotspots at business-oriented locations such as airports, hotels and conference centers worldwide. The award-winning iPassConnect(TM) service interface simplifies the user connection experience and is easily deployed across multiple computing devices and operating systems. iPass service offerings also give enhanced control over security policy and connectivity management to information technology departments at iPass users like General Motors, Dow Corning and Mellon Financial. Founded in 1996, iPass is headquartered in Redwood Shores, Calif., with offices throughout North America, Europe and Asia Pacific. For more information visit www.ipass.com.

The statements in this press release regarding iPass being positioned for future growth and iPass' projections of future financial results are forward-looking statements. Actual results may differ materially from the expectations contained in these statements due to a number of risks and uncertainties including: volatility in the telecommunications and technology industries, which may make it difficult for iPass to expand its services; rapidly emerging changes in the nature of markets served by the company, which may not be compatible with the company's services; and increased competition, which may cause pricing pressure on the fees iPass charges. Detailed information about potential factors that could affect iPass' business, financial condition and results of operations is included in the company's Quarterly Report on Form 10-Q under the caption "Risk Factors" in "Management's Discussion and Analysis of Financial Conditions and Results of Operations," filed with the Securities and Exchange Commission (the "SEC") on November 13, 2003 and available at the SEC's website at www.sec.gov. The company undertakes no responsibility to update the information in this press release if any forward-looking statement later turns out to be inaccurate.

iPass provides pro forma net income and pro forma earnings per share data as additional information for its operating results. These measures are not in accordance with, or an alternative for, GAAP and may be different from pro forma measures used by other companies. iPass believes that this presentation of pro forma net income and pro forma earnings per share, excluding the effect of amortization of stock-based compensation, provides additional useful information to management and investors. Specifically, amortization of stock-based compensation is a non-cash expense, and management currently expects that once the company's deferred stock-based compensation reflected on its balance sheet is fully amortized iPass will not, absent changes in financial reporting requirements, report additional stock-based compensation expense. Consequently, management excludes the effect of amortization of stock-based compensation for budgeting purposes, as well as analyzing the underlying performance of the company. Management believes that although GAAP measures are important for investors to understand, providing investors with these non-GAAP measures provides investors additional important information to enable them to assess, in the way that management assesses, both the current and future operations of iPass.

iPass(R) is a registered trademark of iPass Inc.


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                          iPASS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


                                                                          THREE MONTHS ENDED              TWELVE MONTHS ENDED
                                                                             DECEMBER 31,                     DECEMBER 31,
                                                                    ---------------------------       -----------------------------
                                                                         2003           2002               2003             2002
                                                                         ----           ----               ----             ----
Revenues                                                             $    37,488   $     27,406       $   136,078      $     92,830
Operating expenses:
      Network access                                                       8,352          6,516            30,121            23,323
      Network operations                                                   4,038          2,916            14,306            10,459
      Research and development                                             2,790          2,220             9,944             7,070
      Sales and marketing                                                 10,660          9,128            41,049            32,931
      General and administrative                                           4,458          2,583            14,232             9,630
      Amortization of stock-based compensation (a)                         1,024            669             4,069             2,765
                                                                     -----------   ------------       -----------      ------------
        Total operating expenses                                          31,322         24,032           113,721            86,178
                                                                     -----------   ------------       -----------      ------------
Operating income                                                           6,166          3,374            22,357             6,652
Other income (expense), net                                                  488           (116)              513              (586)
Income before income taxes                                                 6,654          3,258            22,870             6,066
Provision for (benefit from) income taxes                                  2,475        (23,838)            8,968           (23,693)
                                                                     -----------   ------------       -----------      ------------
Net income                                                           $     4,179   $     27,096       $    13,902      $     29,759
                                                                     -----------   ------------       -----------      ------------
Net income per share:
      Basic                                                          $      0.07   $       2.04       $      0.26      $       2.34
      Diluted                                                        $      0.06   $       0.50       $      0.23      $       0.57
Number of shares used in per share calculations:
      Basic                                                           58,865,045     13,307,222        53,474,537        12,742,068
      Diluted                                                         66,758,133     53,929,548        60,622,040        51,873,067

A RECONCILIATION BETWEEN NET INCOME ON A GAAP BASIS
AND PRO FORMA NET INCOME IS AS FOLLOWS:

GAAP net income                                                      $     4,179   $     27,096       $    13,902      $     29,759
      (a) Amortization of stock-based compensation                         1,024            669             4,069             2,765
                                                                     -----------   ------------       -----------      ------------
Pro forma net income                                                 $     5,203   $     27,765       $    17,971      $     32,524
                                                                     ===========   ============       ===========      ============

A RECONCILIATION BETWEEN DILUTED NET INCOME PER SHARE
ON A GAAP BASIS AND PRO FORMA DILUTED NET INCOME
PER SHARE IS AS FOLLOWS:

GAAP diluted net income per share                                    $      0.06   $       0.50       $      0.23      $       0.57
      Per share effect of amortization of stock-based compensation          0.02           0.01              0.07              0.06
                                                                     -----------   ------------       -----------      ------------
Pro forma diluted net income per share                               $      0.08   $       0.51       $      0.30      $       0.63
                                                                     ===========   ============       ===========      ============


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                          iPASS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                              DECEMBER 31,
                                                         -----------------------
                                                           2003           2002
                                                           ----           ----
ASSETS
   Current assets:
      Cash and cash equivalents                          $ 45,646      $  27,916
      Short-term investments                               93,639             --
      Accounts receivable, net                             20,658         14,227
      Prepaid expenses and other current assets             3,310          1,379
      Deferred income tax asset                            17,341         10,155
                                                         --------      ---------
          Total current assets                            180,594         53,677
   Property and equipment, net                              8,288          6,408
   Other assets                                             1,235          1,213
   Deferred income tax asset                                   --         14,144
                                                         --------      ---------
         Total assets                                    $190,117      $  75,442
                                                         ========      =========
LIABILITIES AND STOCKHOLDER'S EQUITY
   Current liabilities:
      Accounts payable                                   $  7,421      $   6,979
      Accrued liabilities                                  10,974          8,488
      Current portion of loans payable                         --          1,827
      Line of credit                                           --          6,794
                                                         --------      ---------
         Total current liabilities                         18,395         24,088
   Loans payable, net of current portion                       --          1,754
                                                         --------      ---------
         Total liabilities                                 18,395         25,842
                                                         --------      ---------
   Stockholders' equity:
   Convertible preferred stock                                 --             35
   Common stock                                                60             16
   Additional paid-in capital                             229,026        119,268
   Notes receivable from stockholders                      (2,831)        (2,644)
   Deferred stock-based compensation                       (4,326)        (2,841)
   Accumulated other comprehensive income                     125             --
   Accumulated deficit                                    (50,332)       (64,234)
                                                         --------      ---------
         Total stockholders' equity                       171,722         49,600
                                                         --------      ---------
         Total liabilities and stockholders' equity      $190,117      $  75,442
                                                         ========      =========

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CONTACT

iPass Inc., Redwood Shores

INVESTORS

Bryan R. Parker
Director of Finance & IR
650-232-4170
bparker@ipass.com

MEDIA

John Sidline
Public Relations Manager
650-232-4112
jsidline@ipass.com